Execution Version

Exhibit 2.2

AMENDMENT NO. 1

TO

CONTRIBUTION AND MERGER AGREEMENT

This Amendment No. 1 (this “Amendment”) is made as of May 10, 2018 by and among (i) EnerVest Energy Institutional Fund XIV-A, L.P., a Delaware limited partnership (“EV XIV-A”), EnerVest Energy Institutional Fund XIV-WIC, L.P., a Delaware limited partnership (“EV XIV-WIC”), EnerVest Energy Institutional Fund XIV-2A, L.P., a Delaware limited partnership (“EV XIV-2A”), and EnerVest Energy Institutional Fund XIV-3A, L.P., a Delaware limited partnership (“EV XIV-3A”), and EnerVest Energy Institutional Fund XIV-C, L.P., a Delaware limited partnership (“EV XIV-C” and, together with EV XIV-3A, EV XIV-A, EV XIV-WIC and EV XIV-2A, the “Contributors”, and each a “Contributor”), on the one part, and (ii) TPG Pace Energy Holdings Corp., a Delaware corporation (“Parent”), and TPG Pace Energy Parent LLC, a Delaware limited liability company (“Company”), on the other part, and amends that certain Contribution and Merger Agreement (the “Original Agreement”), dated as of March 20, 2018, by and among the Contributors, Parent and Company. Contributors, Parent, and Company may be referred to herein each as a “Party” and together as the “Parties.”

WHEREAS, the Parties desire to amend the Original Agreement to make certain changes to the forms of Stockholder Agreement and Amended Parent Charter.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	The form of Stockholder Agreement attached as Exhibit A to the Original Agreement is hereby replaced with the form of Stockholder Agreement attached hereto as Exhibit A.
2.	The form of Amended Parent Charter attached as Exhibit N to the Original Agreement is hereby replaced with the form of Amended Parent Charter attached hereto as Exhibit B.
3.

THIS AMENDMENT, THE ORIGINAL AGREEMENT, THE ANNEXES, EXHIBITS AND SCHEDULES HERETO AND THERETO, THE CONFIDENTIALITY AGREEMENT AND THE TRANSACTION DOCUMENTS, COLLECTIVELY, CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF.

4.

This Amendment shall not constitute an amendment or waiver of any provision of the Original Agreement not expressly referred to herein. The Original Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

5.

This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto. No Party shall be bound until such time as all of the Parties have executed counterparts of this Amendment.

US 5639942

6.

THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RIGHTS, DUTIES, AND RELATIONSHIP OF THE PARTIES HERETO AND THERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

CONTRIBUTORS:

ENERVEST ENERGY INSTITUTIONAL FUND XIV-A, L.P.

By:	EnerVest, Ltd.,
its General Partner

By:	EnerVest Management GP, L.C.,
its General Partner

By:	/s/ Philip B. Berry
	Name:	Philip B. Berry
	Title:	Vice President, Transactions
&Deputy General Counsel

ENERVEST ENERGY INSTITUTIONAL FUND XIV-WIC, L.P.

By:	EVFC GP XIV, LLC,
its Managing General Partner

By:	EnerVest, Ltd.,
its Sole Member

By:	EnerVest Management GP, L.C.,
its General Partner

By:	/s/ Philip B. Berry
	Name:	Philip B. Berry
	Title:	Vice President, Transactions
&Deputy General Counsel

ENERVEST ENERGY INSTITUTIONAL FUND XIV-2A, L.P.

By:	EVFA XIV-2A, LLC,
its Managing General Partner

By:	EnerVest, Ltd.,
its Sole Member

By:	EnerVest Management GP, L.C.,
its General Partner

By:	/s/ Philip B. Berry
	Name:	Philip B. Berry
	Title:	Vice President, Transactions
&Deputy General Counsel

Signature Page to Amendment No. 1 to

Contribution and Merger Agreement

ENERVEST ENERGY INSTITUTIONAL FUND XIV-3A, L.P.

By:	EVFA XIV-3A, LLC,
its Managing General Partner

By:	EnerVest, Ltd.,
its Sole Member

By:	EnerVest Management GP, L.C.,
its General Partner

By:	/s/ Philip B. Berry
	Name:	Philip B. Berry
	Title:	Vice President, Transactions
&Deputy General Counsel

ENERVEST ENERGY INSTITUTIONAL FUND XIV-C, L.P.

By:	EVFC GP XIV, LLC,
its Managing General Partner

By:	EnerVest, Ltd.,
its Sole Member

By:	EnerVest Management GP, L.C.,
its General Partner

By:	/s/ Philip B. Berry
	Name:	Philip B. Berry
	Title:	Vice President, Transactions
&Deputy General Counsel

Signature Page to Amendment No. 1 to

Contribution and Merger Agreement

PARENT:

TPG PACE ENERGY HOLDINGS CORP.

By:	/s/ Stephen Chazen
Name:	Stephen Chazen
Title:	President and Chief Executive Officer

COMPANY:

TPG PACE ENERGY PARENT LLC

By:	/s/ Stephen Chazen
Name:	Stephen Chazen
Title:	President and Chief Executive Officer

Signature Page to Amendment No. 1 to

Contribution and Merger Agreement